CERTIFICATE OF MERGER
                               OF
                 HIGH SPEED NET SOLUTIONS, INC.
                     a Florida corporation
                                   and
                      J.S.J. CAPITAL CORP.
                      a Nevada corporation



     The undersigned corporations, HIGH SPEED NET SOLUTIONS, INC., a Florida corporation ("HSNS"), and J.S.J. CAPITAL CORP., a Nevada corporation ("JSJ"), do hereby certify:

     1. HSNS is a corporation duly organized and validly existing under the laws of the State of Florida. Articles of Incorporation were originally filed on May 10, 1984.

     2. JSJ is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on October 6, 1999.

     3. HSNS and JSJ are parties to a Merger Agreement, pursuant to which JSJ will be merged with and into HSNS. Upon completion of the merger HSNS will be the surviving corporation in the merger and JSJ will be dissolved. Pursuant to the Merger Agreement the stockholders of JSJ will receive stock in HSNS. For purposes of service, the address for HSNS is Corporation Service Company, 1201 Hays Street, Tallahassee, Florida 32301.

     4. The Articles of Incorporation and Bylaws of HSNS as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of April 21, 2000, which sets forth the plan of merger providing for the merger of JSJ with and into HSNS is on file at the corporate offices of HSNS.

     6. A copy of the Merger Agreement will be furnished by HSNS on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of JSJ at a meeting held April 21, 2000.

     8. JSJ has 672,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of JSJ held April 21, 2000 all 672,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of HSNS at a meeting held April 21, 2000.

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     10.   Stockholder approval of the Agreement and Plan of  Merger  by  the
Stockholders of HSNS is not required pursuant to Section 607.1103(7) of the Business Corporation Act of the State of Florida.

     11. The manner in which the exchange of issued shares of HSNS shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 21ST day of April, 2000.


J.S.J. CAPITAL CORP.                   HIGH  SPEED NET SOLUTIONS, INC.
a Nevada Corporation                    a Florida Corporation


By/s/ Anthony DeMint                       By/s/ Andrew Fox
    ANTHONY N. DeMINT, President             ANDREW FOX, President


By/s/ Anthony DeMint                       By/s/ Alan Kleinmaier
    ANTHONY N. DeMINT, Secretary             ALAN KLEINMAIER, Secretary



STATE OF NC         )
                    )  SS:
COUNTY OF Orange    )

     On 4-21-00  before me, a Notary Public, personally appeared  ANDREW
FOX who is the President of HIGH SPEED NET SOLUTIONS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Wood
                              ________________________________
                              Notary Public



STATE OF NC         )
                    )  SS:
COUNTY OF Orange    )

     On 4-20-00 before me, a Notary Public, personally appeared ALAN KLEINMAIER who is the Secretary of HIGH SPEED NET SOLUTIONS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacities and that, by her signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/  Wood
                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On  4-21-00 before me, a Notary Public, personally appeared  ANTHONY
N. DeMINT who is the President and Secretary of J.S.J. CAPITAL CORP. and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public